UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

--------------------------------------------------------------------------------

No. FRJ                      PACCAR Financial Corp.          Principal Amount
                             Medium-Term Note, Series J
CUSIP:                           (Floating Rate)          $

ORIGINAL ISSUE DATE:                           MATURITY DATE:

INITIAL INTEREST RATE:                         SPREAD:

INDEX MATURITY:                                SPREAD MULTIPLIER:

INTEREST RATE BASIS:

     IF LIBOR:                         IF CMT RATE:
         [ ] LIBOR Reuters                 [ ] CMT Telerate Page 7051
             Page:                         [ ] CMT Telerate Page 7052:
         [ ] LIBOR Telerate                         [ ] Weekly Average
             Page:                                  [ ] Monthly Average
         Designated LIBOR
         Currency:

INTEREST CATEGORY:                         DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note             [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note              from            to            .
     Fixed Rate Commencement Date:         [ ] Actual/360 for the period
     Fixed Interest Rate:    %                 from            to            .
[ ] Inverse Floating Rate Note             [ ] Actual/Actual for the period
     Fixed Interest Rate:    %                 from            to            .
                                           Applicable Interest Rate Basis:

MAXIMUM INTEREST RATE:                     INTEREST PAYMENT PERIOD:

MINIMUM INTEREST RATE:                     INTEREST RATE RESET PERIOD:

INITIAL INTEREST RESET DATE:

INTEREST RESET DATES:                      INTEREST PAYMENT DATES:

INTEREST DETERMINATION DATES:
(if different than provided below)

[   ] CHECK IF DISCOUNT NOTE
Issue Price:

HOLDER'S OPTIONAL REPAYMENT DATE(S):

OTHER PROVISIONS:

INITIAL REDEMPTION DATE:                  CALCULATION AGENT:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

         If an Initial Redemption Date is specified above, (i) the Redemption Price will initially be the Initial Redemption Percentage specified above and will decline at each anniversary of the Initial Redemption Date shown above by the Annual Redemption Percentage Reduction specified above until the Redemption Price is 100% of such principal amount, and (ii) this Note may be redeemed either in whole or from time to time in part except if the following box is marked, this Note may be redeemed in whole only [ ]. If no Initial Redemption Date is specified above, this Note may not be redeemed prior to Maturity.

         PACCAR Financial Corp., a Washington corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to

or registered assigns, the principal sum of                             DOLLARS
on the Maturity Date shown above, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above at the rate per annum determined by reference to the Interest Rate Basis or Bases, if any, specified above and in accordance with the provisions herein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which will be the fifteenth calendar day (whether or not a Business
Day), next preceding such Interest Payment Date, and interest payable at Maturity wilL be payable to the Person to whom the principal hereof is payable; provided that if the Original Issue Date specified above follows a Regular Record Date and precedes the next succeeding Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder of such Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Securities of the series shown above may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal and interest payable at Maturity of this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and will be made in immediately available funds if this Note is presented in time for payment to be made in such funds in accordance with the normal procedures of Citibank, N.A., as paying agent (the "Paying Agent", which term includes any successor paying agent under the Indenture). Unless otherwise agreed between the Holder and the Company, payment of interest other than at Maturity will be paid by check mailed to the address of the Person entitled thereto as such address will appear in the Security Register.

         Reference is hereby made to the further provisions of this Note set forth below, which further provisions will for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note will not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:                                          PACCAR FINANCIAL CORP.

CERTIFICATE OF AUTHENTICATION                   By
                                                  -----------------------------
                                                   President

This is one of the Securities of the
series designated herein issued under the       ATTEST:
within-mentioned Indenture.

                                                By
                                                       ------------------------
                                                       Secretary

CITIBANK, N.A., as Trustee

By
      -----------------------------------
      Authorized Signatory


         References herein to "the Note," "hereof," "herein" and comparable terms will include an Addendum hereto if an Addendum is specified under "Other Provisions" above.

         Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

         This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture dated as of December 1, 1983, as amended by a first supplemental indenture dated as of June 19, 1989 (herein collectively called the "Indenture"), between the Company and Citibank, N. A., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of the Securities designated as the Medium-Term Notes of the series designated above (herein called the "Notes"). The Notes may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

         This Note may be subject to repayment at the option of the Holder prior to the Maturity Date specified above on the Holder's Optional Repayment Date(s), if any, specified above. If no Holder's Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Maturity Date. On any Holder's Optional Repayment Date, this Note will be repayable in whole or in part in an amount equal to $1,000 or integral multiples thereof at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if this Note is an OID Note, as defined below, such lesser amount as is provided below), together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" available at the office of the Trustee set forth below duly completed, by the Paying Agent at its office at 111 Wall Street, 5th Floor, New York, New York, 10043; Attention: Securities Services, or such address which the Company will from time to time notify the Holders of the Notes, not more than 60 or less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof will be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

         Commencing with the Interest Reset Date specified above, first following the Original Issue Date specified above, the rate at which interest on this Note is payable will be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown above under Interest Reset Period; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified above. Each such adjusted rate will be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date, or until Maturity, as the case may be. If any Interest Reset Date is not a Business Day, such Interest Reset Date will be postponed to the next SUCCEEDING day that is a Business Day, except, that if the Interest Rate Basis specified above is LIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. If the Interest Rate Basis specified above is the Treasury Rate, and if such Interest Reset Date would otherwise be a day on which Treasury Bills (as defined below) are auctioned, then such Interest Reset Date will be the first Business Day immediately following such auction day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note will be the rate determined in accordance with the provisions of the applicable heading below.

         All percentages resulting from any calculations with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards; and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent with one-half cent being rounded upwards.

         The interest rate borne by this Note will be determined as follows:

         (i) Unless the Interest Category of this Note is specified above as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note" or otherwise specified herein, this Note will be designated as a "Regular Floating Rate Note" and, except as set forth herein or specified above, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

         (ii) If the Interest Category of this Note is specified above as a "Floating Rate/Fixed Rate Note", then, except as set forth herein or specified above, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date will be the Fixed Interest Rate specified above or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

         (iii) If the Interest Category of this Note is specified above as an "Inverse Floating Rate Note", then, except as set forth herein or specified above, this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above; provided, however, that, unless otherwise specified above or herein, the interest rate hereon will not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

         Determination of CD Rate. If the Interest Reset Basis specified above is the CD Rate, the interest rate with respect to this Note will be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15(519) (as defined below) under the caption "CDs (secondary market)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified above as published in
H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)". If such rate is not yet published in H.15(519), H.15 Daily Update or other recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such Interest Determination Date will be the CD Rate in effect on such Interest Determination Date.

         "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         Determination of CMT Rate. If the Interest Reset Basis specified above is the CMT Rate, the interest rate with respect to this Note will be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "CMT Rate" means with respect to any Interest Determination Date:

         (i) If CMT Telerate Page 7051 is specified above, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7051, or any other page as may replace page 7051 on that service ("Telerate Page 7051"), for such Interest Determination Date. If such rate does not appear on Telerate Page 7051, the CMT Rate on such Interest Determination Date will be the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above and for such Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities". If such rate does not appear in H.15(519), the CMT Rate on such Interest Determination Date will be the rate on such Interest Determination Date for the period of the Index Maturity specified above as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). If the Federal Reverse System Board of Governors or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" having the Index Maturity specified above for such Interest Determination Date, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified above, a remaining term to maturity closest to the Index Maturity specified above, and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the Treasury security with the shorter original term to maturity will be used.

         (ii) If CMT Telerate Page 7052 is specified above, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above as published in H.15(519) opposite the caption "Treasury Constant Maturities", as such yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7052, or any other page as may replace page 7052 on that service ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls. If such rate does not appear on Telerate Page 7052, the CMT Rate on such Interest Rate Determination Date will be the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above and for the week or month, as applicable, preceding such Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities". If such rate does not appear in H.15(519), the CMT Rate on such Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified above, average yield on United States Treasury securities at "constant maturity" having the Index Maturity specified above for the applicable week or month, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified above, a remaining term to maturity closest to the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of such quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

         Determination of Commercial Paper Rate. If the Interest Rate Reset Basis specified above is the Commercial Paper Rate, the interest rate with respect to this Note will be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified above as published in H.15(519) under the caption "Commercial Paper-Nonfinancial". In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then the Commercial Paper Rate will be the rate on such Interest Determination Date for commercial paper having the Index Maturity specified above as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519), H.15 Daily Update or other recognized electronic source, the Commercial Paper Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified above placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Interest Determination Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                 Money Market Yield =     D X 360        x 100
                                     --------------------
                                        360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of Federal Funds Rate. If the Interest Rate Basis specified above is the Federal Funds Rate, the interest rate with respect to this Note will be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that day for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120") or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds/Effective Rate." If such rate is not yet published in H.15(519), H.15 Daily Update or other recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate determined as of such Interest Determination Date in effect on such Interest Determination Date.

         Determination of LIBOR. If the Interest Rate Basis specified above is LIBOR, the interest rate with respect to this Note will be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

         (i) With respect to any Interest Determination Date, LIBOR will be either: (a) if "LIBOR Telerate" is specified above, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified above commencing on the Interest Reset Date immediately following such Interest Determination Date that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on that Interest Determination Date, or (b) if "LIBOR Reuters" is specified above, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the LIBOR Currency having the Index Maturity specified above, commencing on the Interest Reset Date immediately following such Interest Determination Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

         (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified above, commencing on the Interest Reset Date immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified above and in a principal amount that is representative for a single transaction in such LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

         "LIBOR Currency" means the currency specified above as the currency for which LIBOR will be calculated. If no such currency is specified above, the LIBOR Currency will be United States dollars.

         "Designated LIBOR Page" means either (a) if "LIBOR Telerate" is specified above, the display on Bridge Telerate, Inc. (or any successor service), on the page specified above, (or any page as may replace the specified page on that service) for the purpose of displaying the London interbank rates of major banks for such applicable LIBOR Currency, or (b) if "LIBOR Reuters" is specified above, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified above (or any page as may replace the specified page on that service) for the purpose of displaying the London interbank rates of major banks for such LIBOR Currency. If neither LIBOR Telerate nor LIBOR Reuters is specified above, LIBOR for the applicable LIBOR Currency will be determined as if LIBOR Telerate had been specified.

         "Principal Financial Center" will generally be the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.

         Determination of Prime Rate. If the Interest Rate Basis specified above is the Prime Rate, the interest rate with respect to this Note will be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above.

"Prime Rate" means, with respect to any Interest Determination Date, the rate on such Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the rate published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan." If such rate is not published by 3:00 P.M., New York City time, in H.15(519),
H.15 Daily Update or such other recognized electronic source on the related Calculation Date, the Prime Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Interest Determination Date, or, if fewer than four such rates appear by 3:00 P.M., New York City time, on the related Calculation Date on Reuters Screen US PRIME 1 Page for such Interest Determination Date, the rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

         "Reuters Screen US PRIME 1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or such other page as may replace the "US PRIME 1" page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Determination of Treasury Rate. If the Interest Rate Basis specified above is the Treasury Rate, the interest rate with respect to this Note will be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "Treasury Rate" means, with respect to any Interest Determination Date, the rate from the auction held on such Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above as published under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. or any successor service on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"), or if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High". If such rate is not so published by 3:00 P.M., New York City time in Telerate Page 56, Telerate Page 57, H.15 daily Update or other recognized electronic source, on the related Calculation Date, the Treasury Rate on such Interest Determination Date will be the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such Calculation Date, or if the Auction is not held, the Treasury Rate on such Interest Determination Date will be the Bond Equivalent Yield of the rate on such Interest Determination Date of Treasury Bills having the Index Maturity specified above as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or if such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If such rate is not published in H.15(519), H.15 Daily Update, or other recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, the Treasury Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

          Bond Equivalent Yield =              D X N
                                  ------------------------------ X 100
                                            360 - (D X M)


where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, N refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         Notwithstanding the determination of the interest rate as provided above, the interest rate on this Note for any interest period will not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above.

The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Calculation Agent will calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date.

         The "Calculation Date," where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

         The Paying Agent will notify the Company of each determination of the interest rate applicable to this Note promptly after such determination is made by the Calculation Agent. Citibank, N. A., will act as Paying Agent, through its Corporate Trust Office in The City of New York. The Paying Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. The Paying Agent will not be responsible for determining the interest rate applicable to this Note.

         If any Interest Payment Date specified above would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified above is LIBOR, and if such Business Day is the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. "Business Day" means any day, other than a Saturday or Sunday, that is not a legal holiday or a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and, if the applicable Interest Rate Basis specified above is LIBOR, is also a London Business Day. As used herein, "London Business Day" means day on which commercial banks are open for business including dealings in the LIBOR currency in London.

         If the Interest Rate Basis specified above is the CD Rate, the CMT Rate or the Commercial Paper Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day next preceding such Interest Reset Date. If the Interest Rate Basis specified above is the Federal Funds Rate on the Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the Business Day immediately preceding such Interest Reset Date. If the Interest Rate Basis specified above is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Business Day next preceding the Interest Reset Date. If the Interest Rate Basis specified above is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills of the Index Maturity specified above are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then such Interest Reset Date will instead be the first Business Day following the auction If the interest rate of this Note is determined with reference to two or more interest rate bases, the Interest Determination Date pertaining to this Note will be the latest Business Day which is at least two Business Days prior to the Interest Reset Date on which each Interest Rate Basis will be determinable. Each Interest Rate Basis will be determined on such date and the applicable interest rate will take effect on the related Interest Reset Date.

         Interest payments on this Note (unless the Interest Reset Period specified above is a daily or weekly period) will include accrued interest from and including the Original Issue Date or from and including the next preceding Interest Payment Date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date. If the Interest Reset Period is a daily or weekly period, interest payments will include accrued interests from and including the Original Issue Date or from, but excluding, the last date in respect of which interest has been paid or duly provided for, as the case may be, to and including the Regular Record Date immediately preceding the applicable Interest Payment Date, except that at Maturity, the interest payable will include accrued from and including the Original Issue Date or from, but excluding, the last date in respect of which interest has been paid or duly provided for, as the case may be, to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of this Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified above is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if the Interest Rate Basis specified above is the CMT Rate or the Treasury Rate.

         If an Event of Default (as defined in the Indenture) with respect to the Notes will occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         If the Discount Note box is checked above, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified above (increased by any accruals of

Discount, as defined below, and reduced by any amounts of principal previously paid) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage Reduction, specified above (as adjusted by the Annual Redemption Percentage Reduction specified above) and (ii) any unpaid interest accrued hereon to the date of such redemption, repayment or acceleration of maturity, as the case may be. The difference between the Issue Price specified above and the Principal Amount of this Note is referred to herein as the "Discount".

         For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for this Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates specified above (with ratable accruals within a compounding period), an interest rate equal to the Initial Interest Rate specified above and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date specified above to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor and in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in the Indenture, the Company will be discharged from its obligations under the Notes if at any time (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds to pay the principal of, and premium, if any, and interest to the Maturity Date("Stated Maturity" in the Indenture) on, the Notes, or (ii) to the extent the Notes are payable in United States dollars only, such amount of direct obligations of, or obligations the principal and interest on which are fully guaranteed by, the United States of America as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, and premium, if any, and interest to the Maturity Date on, the Notes, and which are not subject to prepayment, redemption or call,
(b) the Company has paid all other sums payable with respect to the Notes and
(c) unless the Notes are to become due and payable at their Maturity Date within one year, the Trustee has received an opinion of recognized tax counsel to the effect that such deposit and discharge will not result in recognition by the Holders of the Notes of income, gain or loss for federal income tax purposes (other than income, gain or loss which would have been recognized in like amount and at a like time absent such deposit and discharge). Upon such discharge, the Holders of the Notes will no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of Notes, and will look only to such deposited funds or obligations for payment.

         No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein and in the Indenture prescribed; subject, however, to the provisions for the discharge of the Company from its obligations under the Notes upon satisfaction of the conditions set forth in the preceding paragraph and in the Indenture.

         This Note may be redeemed at the option of the Company on any date on or after the Initial Redemption Date, if any, specified above, and prior to the Maturity Date specified above, upon mailing a notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption to the Holder of this Note at such Holder's address appearing in the Security Register, all as provided in the Indenture, at the Redemption Price, if any, specified above (expressed as percentage of the principal amount) together in each case with accrued interest to the date fixed for redemption, provided, however, that the first two paragraphs of Section 1103 of the Indenture will not apply to this Note, and if less than all of the Notes are to be redeemed, the Company may select, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons and, if payable in United States dollars, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

         As provided in the Indenture, no recourse for the payment of the principal of or interest on any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note will be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation.

         All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture.

         This note will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
|                     |
|                     |

--------------------------------------------------------------------------------
      (Name and address of assignee, including zip code, must be printed or typewritten)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________Attorney
to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated:
------------------------              ---------------------------------

                                      ---------------------------------

         NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of the New York Stock Exchange.